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                                                            EXHIBIT  10k



                      FOURTH AMENDMENT OF LEASE AGREEMENT,
                             CONSENT TO ASSIGNMENT
                                      AND
                              ESTOPPEL CERTIFICATE

         THIS FOURTH AMENDMENT OF LEASE AGREEMENT, CONSENT TO ASSIGNMENT AND ESTOPPEL CERTIFICATE (this "Agreement"), is dated as of this 30th day of June, 1997, is by, between and among Wild Oats Markets, Inc., a Delaware corporation ("Buyer"), Reay's Ranch Markets, Inc., an Arizona corporation ("Seller") and Murray Income Properties I, Ltd., a Texas limited partnership ("Lessor").

                                    RECITALS

         A. Seller is the lessee under a lease dated October 20, 1992, by and between Seller and Lessor. The lease was amended by a First Amendment to Lease dated February 26, 1993, a Second Amendment to Lease dated June 1, 1993, and a Third Amendment to Lease dated November 3, 1993 (the Lease and amendments thereto collectively referred to herein as the "Lease"), pursuant to which Lessor leases to Seller certain real property interests located at 9689 N. Hayden Road, Scottsdale, AZ 85258 (the "Store").

         B. In connection with Seller's sale of the assets and operations of the Store to Buyer, Seller desires to assume Seller's obligations under the Lease.

         C. The parties desire to enter into this Agreement, pursuant to which Lessor agrees to permit the transfer of the obligations and rights of Seller as Lessee under the Lease, such obligations are transferred from Seller to and unconditionally assumed by Buyer, and the Lease is amended as provided for herein.

                                   AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendment of Lease. As of the date upon which the assets of the Store and Seller's interest in the Lease are transferred to Buyer (the "Effective Date"), the Lease is hereby amended as follows:

                 (a) Paragraph 34 of the Lease is modified to delete the address for Lessee contained therein and substitute "1645 Broadway, Boulder, CO 80302, Attn: Lease Administrator."
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                 (b)      The percentage rent credit in the amount of Ten
Thousand and NO/100 Dollars ($10,000.00) granted by Lessor to Seller in Paragraph 5(c) of the First Amendment to Lease dated February 26, 1993 is hereby deleted and shall be of no further force or effect.

         2. Assignment of Lease. As of the Effective Date, Seller hereby sells, assigns, transfers and conveys to Buyer all of Seller's right, title and interest in and to the Lease.

         3. Assumption of Lease. As of the Effective Date, Buyer unconditionally assumes and agrees to perform all of the terms, conditions and obligations of Seller under the Lease. Pursuant to the terms and conditions of the Purchase Agreement dated May 13, 1997 between Seller and Buyer for the assets of the Store, Buyer shall defend and hold harmless Seller from any obligations under the Lease arising from and after the Effective Date, and Seller shall defend and hold harmless Buyer from any obligations arising prior to the Effective Date.

         4. Lessor Consent to Assignment and Release of Assignor: Lessor's Estoppel.

                 (a) Subject to the terms and conditions of this Agreement, Lessor hereby acknowledges and consents to the assignment of Seller's interest as lessee in the Lease to Buyer and acknowledges Lessor's continued obligation of performance to Buyer as Lessee in accordance with the terms of the Lease. Subject to governmental approval and Paragraph 9 of the Lease, Lessor consents to changing the name of the Store from "Reay's Ranch Market" to "Wild Oats Community Market", "Wild Oats Market", or any other trade name presently used by Buyer in the operation of retail grocery chains, provided such trade name is utilized in a majority of Buyer's stores in the Phoenix, Arizona metropolitan area.

                 (b)      Lessor further confirms that:

                          (1) Lessor is the owner of the property subject to the Lease;

                          (2) The Lease is unmodified and in full force and effect, except as provided above, and without inquiry or investigation, Seller is not in default under the Lease and no action or inaction by Seller, with notice or the passage of time or both will constitute a default by Seller thereunder.

                          (3) All the rent and other charges owed by Lessee to Lessor under the Lease, required to be paid to the date of this Agreement have been paid, except Lessor has not billed Seller for first half 1997 real estate taxes and the 1997 year end reconciliation of the estimated monthly payments of Common Area maintenance and insurance expenses may result in a balance due.

                          (4) The Lease term expires on October 31, 2005, and the Lease contains two (2) renewal options of five (5) years each; and





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                          (5)     The current monthly installment of minimum
                 annual rent payable under the Lease is $10,058.44, current monthly payment for Seller's estimated share of Common Area maintenance expenses is $3,398.00, current rental tax charges are $430.84 and currently monthly payment for Seller's estimated share of insurance premium expenses is $221.00. Lessor hereby confirms that there is no adjustment, pursuant to Paragraph 21(c) of the Lease, to the minimum annual rent payable thereunder as a result of this assignment, and further that Lessor is not recapturing the premises as a result of this assignment.

Lessor acknowledges that Buyer is relying upon the representations made by Lessor in Section 4(b) above in obtaining Seller's interest as lessee in the Lease.

                 (c) Notwithstanding Paragraph 21 of the Lease, on the Effective Date, Lessor hereby releases and discharges Seller from any and all obligations and liabilities arising under the Lease from and after the Effective Date. Lessor further agrees that the Guaranty of Lease dated October 20, 1992, from the Thurland Reay Family Investment Company ("Guarantor"), shall be terminated and any obligation of such parties for performance of the Lease after the Effective Date is discharged. In no event shall either Seller or Guarantor be released or discharged from liabilities arising prior to the Effective Date.

         5.      Seller and Buyer Estoppel.

                 (a) Seller hereby confirms for the benefit of Lessor that:

                          (1)     This Agreement has been duly authorized by
the Board of Directors of Seller, the Lease is in full force and effect and constitutes a legally valid instrument, binding and enforceable against Seller in accordance with its terms, subject only to the terms and conditions of this Agreement.

                          (2)     There exists no default nor stated facts
which with the passage of time or the giving of notice or both could ripen into a default on the part of Lessor.

                          (3)     There are no offsets, deductions or credits
against the rents due and payable under the Lease.

                          (4)     Any improvements to the premises which were
the Lessor's responsibility under the Lease have been completed in accordance with the terms of the Lease.

                          (5)     There is not pending or threatened against or
contemplated by Seller, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.





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Seller acknowledges that Lessor is relying upon the representations made by
Seller in Section 5(a) above in granting Lessor's consent to the assignment of the Lease.

                 (b)      Buyer hereby confirms for the benefit of Lessor that:

                          (1)     This Agreement has been duly authorized by
the Board of Directors of Buyer, and , as of the Effective Date the Lease is binding and enforceable against Buyer in accordance with its terms, subject only to the terms and conditions of this Agreement.

                          (2)     There is not pending or threatened against or
contemplated by Buyer, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

Buyer acknowledges that Lessor is relying upon the representations made by Buyer in Section 5(b) above in granting Lessor's consent to the assignment of the Lease.

         6. Conditions to Consent to Assignment. Lessor's grant of its consent to the assignment of the Lease from Seller to Buyer is further subject to the following terms and conditions:

                 (a) The assignment is subject to the Lease and to all of the terms, covenants, conditions, provisions and agreements of the Lease.

                 (b) Buyer shall be bound by all of the terms, conditions, provisions and agreements of the Lease for the period covered by the Lease.

                 (c) Neither the assignment nor Lessor's consent thereto shall (1) operate as a consent or approval by Lessor or any of the terms, covenants, conditions, provisions or agreements of the assignment between Seller and Buyer and Lessor shall not be bound thereby, provided, however, that Lessor shall be bound by Lessor's consent to the assignment as provided in this Agreement (2) be construed to modify, waive or effect any of the terms, covenants, conditions, provisions or agreements of the Lease, or to waive any breach thereof, or any of the rights of Lessor thereunder, or to enlarge or increase Lessor's obligations as lessor thereunder, except as set forth in this Agreement, or (3) be construed as a consent by Lessor to any further assignment or subletting either by Seller or by Buyer, it being clearly understood that this consent shall not in any way be construed to relieve Seller or Buyer of any obligation to obtain Lessor's express prior written consent to any further subletting or assignment.

                 (d) Lessor, Seller and Buyer agree that this consent shall not be assigned.

                 (e) Seller and Buyer covenant and agree that under no circumstances shall Lessor be liable for any brokerage commission or other charge or expense in connection with the





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assignment and both Seller and Buyer agree to indemnify Lessor against same and against any cost or expense (including but not limited to attorney's fees) incurred by Lessor in resisting any claim for any such brokerage commission.

                 (f) Seller and Buyer shall be liable for Lessor's reasonable costs and expenses of $1,500.00 in connection with the negotiation and execution of this Agreement and shall be paid on or before the date of this Agreement.

         7. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Arizona. This Agreement may only be amended by a writing signed by all parties. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all together shall constitute one in the same Agreement. Except as expressly modified above, the Lease remains in full force and effect.

         8. Effectiveness of Lessor's Signature. In the event the Effective Date does not occur on or before five (5) business days after the date of this Agreement, Lessor's signature shall be deemed null and void and this Agreement shall be of no further force or effect.

         Executed as of the date set forth above.

WILD OATS MARKETS, INC., a                      REAY'S RANCH MARKETS, INC.,
Delaware corporation (Buyer)                    an Arizona corporation (Seller)

By:   /s/ Freya Brier, Esq.                     By:    /s/ Gordon Reay
   ------------------------------------            -----------------------------

Title:  Asst. Secretary/General Counsel         Title:   President
      ---------------------------------               -------------------------



MURRAY INCOME PROPERTIES I, LTD.,
a Texas limited partnership (Lessor)
By:  Murray Realty Investors VIII, Inc., a
Texas corporation, its general partner


By:    /s/ Brent Buck
   ------------------------------------

Title:   Executive Vice President
      ---------------------------------




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